Exhibit 4

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
                                  EMMET, MARVIN & MARTIN, LLP                  177 MADISON AVENUE
                                      COUNSELLORS AT LAW                  MORRISTOWN, NEW JERSEY 07960
                                             -----                               (973) 538-5600
                                         120 Broadway                          FAX: (973) 538-6448
                                   New York, New York 10271                           -----
                                             -----                       1007 ORANGE STREET, SUITE 1460
Writer's Direct Dial                    (212) 238-3000                     WILMINGTON, DELAWARE 19801
                                        (212) 653-1760                           (302) 472-7000
                                             -----                             FAX: (302) 472-7120
                                      Fax: (212) 238-3100                             -----
                                      Fax: (212) 653-1730                   1351 WASHINGTON BOULEVARD
                                  http://www.emmetmarvin.com            STAMFORD, CONNECTICUT 06902-4543
                                                                                 (203) 425-1400
                                                                               FAX: (203) 425-1410
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                                                               December 22, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:    American Depositary Receipts for Ordinary Shares of MorphoSys AG.
       -----------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of MorphoSys AG for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                          Very truly yours,

                                          /s/ Emmet, Marvin & Martin, LLP
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                                          EMMET, MARVIN & MARTIN, LLP